Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)

AND SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002, 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Clearwire Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hope F. Cochran, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ HOPE F. COCHRAN
Hope F. Cochran
Chief Financial Officer
Clearwire Corporation
November 3, 2011